UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 27, 2011

CHATHAM LODGING TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-34693	27-1200777
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

50 Cocoanut Row, Suite 216, Palm Beach, Florida		33480
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(561) 802-4477

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 27, 2011, wholly owned subsidiaries of Chatham Lodging Trust and affiliates of Cerberus Capital Management, L.P. completed the acquisition of 64 hotels from affiliates of Innkeepers USA Trust.

The joint venture between Cerberus and Chatham acquired the 64 hotels, aggregating 8,329 rooms, for a total gross purchase price of approximately $1.02 billion, including the assumption of approximately $675 million of mortgage debt on 45 of the hotels with a weighted average interest rate of 6.71 percent and maturing in 2017. The other 19 hotels are unencumbered. The purchase price per room, net of cash reserves, was approximately $118,000 per room/suite.

Chatham owns an approximate 10.3 percent interest in the joint venture and funded its $37 million investment in the joint venture with borrowings under its senior secured revolving credit facility. Chatham will provide certain asset management services to the joint venture and will receive a promote interest based on meeting certain return thresholds. All costs of operating the joint venture will be paid by the joint venture.

All but one of the 64 acquired hotels will continue to be managed by Island Hospitality Management, a hotel management company that is 90‐percent owned by Jeffrey H. Fisher, Chatham’s chief executive officer and president.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements required by Item 9.01(a) are currently being prepared. The Company will file the required financial statements under the cover of Form 8-K/A as soon as practicable but not later than 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) is currently being prepared. The Company will file the required pro forma financial information under the cover of Form 8-K/A as soon as practicable but not later than 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.

(d) Exhibit 99.1 is attached to this 8-K

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST

October 28, 2011	By:	Dennis M. Craven

Name: Dennis M. Craven
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release Dated October 27, 2011